Exhibit 1(a)
DEALER MANAGER AGREEMENT
May 31, 2007
Lamar Advertising Company
5551 Corporate Blvd.
Baton Rouge, Louisiana 70808
Attention: Keith Istre
Ladies and Gentlemen:
          This dealer manager agreement (this “Agreement”) will confirm the understanding between Lamar Advertising Company, a Delaware corporation (the “Company”) and Wachovia Capital Markets, LLC (“Wachovia”) pursuant to which the Company has retained Wachovia to act as the exclusive Dealer Manager (the “Dealer Manager”) on the terms and subject to the conditions set forth herein, in connection with the proposed offer to exchange the outstanding 2 7/8% Convertible Notes due 2010 of the Company (the “Outstanding Notes”) validly tendered in the Exchange Offer (as defined below) and not validly withdrawn for an exchange fee of $2.50 per $1,000 principal amount of Outstanding Notes (the “Cash Consideration”) and new 2 7/8% Convertible Notes due 2010—Series B of the Company (the “New Notes”, the New Notes and the Cash Consideration are together referred to as the “Exchange Offer Consideration”), convertible into cash, shares of its Class A common stock (the “Class A Common Stock”) or a combination thereof, at the Company’s election, to be issued pursuant to the terms of an indenture (the “Base Indenture”) dated as of June 16, 2003, as amended by a second supplemental indenture (the “Second Supplemental Indenture”) to be dated on or about the Exchange Date (as hereinafter defined) between the Company, as issuer, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Base Indenture, as amended by the Second Supplemental Indenture, is hereinafter referred to as the “Indenture.”
          The offer to exchange listed above (such exchange offer, as amended, modified or supplemented from time to time, including any extension thereof, is hereinafter referred to as the “Exchange Offer”) will be made on the terms and subject to the conditions set forth in the Prospectus, attached hereto as Exhibit A, and the Letter of Transmittal (as amended, modified or supplemented from time to time, the “Letter of Transmittal”), attached hereto as Exhibit B. The date on which the New Notes are issued pursuant to the Exchange Offer shall be referred to herein as the “Exchange Date.” This agreement between the Company and the Dealer Manager as set forth herein shall hereinafter be referred to as the “Agreement,” and all references to “Holders” of Outstanding Notes refer to holders of the Outstanding Notes who have validly tendered and not validly withdrawn their Outstanding Notes in the Exchange Offer.
          The Registration Statement, the preliminary prospectus (as amended or supplemented, the “Preliminary Prospectus”) included in the Registration Statement as first filed with the Securities and Exchange Commission (the “SEC”), the Prospectus (as defined below), the Letter of Transmittal, any related letters from the Company to beneficial owners of the Securi-

ties, securities dealers, brokers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Outstanding Notes, any newspaper announcements, press releases, the Schedule TO (as amended or supplemented, the “Schedule TO”) pursuant to Rule 14d-3 under the Exchange Act of 1934, as amended, (the “Exchange Act”) and other offering materials, including any written communication filed with the SEC pursuant to Rule 425 under the Act, and information that the Company may use, prepare, file, distribute, mail, publish, approve or authorize for use in connection with the Exchange Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to hereinafter as the “Offering Documents.”
          This Agreement, the New Notes and the Indenture shall be referred to collectively as the “Transaction Documents.”
          SECTION 1. Engagement. Subject to the terms and conditions set forth herein:
     (a) The Company hereby retains the Dealer Manager, and subject to the terms and conditions hereof and of the Offering Documents, the Dealer Manager agrees to act, as the exclusive dealer manager to the Company in connection with the Exchange Offer until the date on which the Exchange Offer expires or is earlier terminated in accordance with its terms. The Dealer Manager will advise the Company with respect to the terms and timing of the Exchange Offer. The Dealer Manager agrees that it will not furnish written information other than the Offering Documents (defined below) to holders of Outstanding Notes in connection with the Exchange Offer without the prior consent of the Company. The Company authorizes the Dealer Manager, in accordance with its customary practices and consistent with industry practice, to communicate generally regarding the Exchange Offer with holders of Outstanding Notes and their authorized agents in connection with the Exchange Offer.
     (b) The Company acknowledges that the Dealer Manager has been retained solely to provide the services set forth in this Agreement. In rendering such services, the Dealer Manager shall act as an independent contractor, and any duties of the Dealer Manager arising out of its engagement hereunder shall be owed solely to the Company. The Company also acknowledges that, except as provided in Section 1(a) hereof, (i) the Dealer Manager shall not be deemed to act as an agent of the Company or any of its affiliates (except that in any jurisdiction in which the Exchange Offer is required to be made by a registered licensed broker or dealer, it shall be deemed made by the Dealer Manager on behalf of the Company), and neither the Company nor any of its affiliates shall be deemed to act as the agent of the Dealer Manager and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of the Dealer Manager or as the agent of the Company or any of its affiliates, and the Dealer Manager shall not be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. The Dealer Manager shall not have any liability in tort, contract or otherwise to the Company or to any of the Company’s affiliates for any act or omission on the part of any securities broker, dealer, bank, trust company or nominee or any other person except to the extent that such liability is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or the willful misconduct of the Dealer Manager.

     (c) The Company acknowledges that the Dealer Manager and its affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of the Dealer Manager’s business, the Dealer Manager or its affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for the Dealer Manager’s own account or the accounts of customers, in debt or equity securities of the Company, its affiliates or any other company that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction. The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Dealer Manager have an arm’s-length business relationship that creates no fiduciary duty on the part of the Dealer Manager, and each expressly disclaims any fiduciary relationship.
     (d) The Dealer Manager agrees, in accordance with its customary practice and consistent with industry practice for investment banking concerns of national standing and in accordance with the terms of the Exchange Offer, to perform those services in connection with the Exchange Offer as are customarily performed by dealer managers and solicitation agents in connection with similar transactions of a like nature, including, without limitation, using all reasonable efforts to solicit the holders of Outstanding Notes sought to be exchanged by the Company pursuant to the Exchange Offer, communicating generally regarding the Exchange Offer with securities brokers, dealers, banks, trust companies and nominees and other Holders, and participating in meetings with, furnishing information to, and assisting the Company in negotiating with holders of Outstanding Notes.
     (e) The Company shall arrange for The Bank of New York Trust Company, N.A. to act as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Manager at least daily as to such matters relating to the Exchange Offer as the Dealer Manager may request. The Company shall request The Depository Trust Company (“DTC”) to provide the Dealer Manager with copies of the records or other lists showing the names and addresses of, and principal amounts of Outstanding Notes held by, the holders of such Outstanding Notes as of a recent date and shall, from and after such date, request DTC to advise the Dealer Manager from day to day during the pendency of the Exchange Offer of all transfers of such Outstanding Notes, such notification consisting of the names and addresses of the transferor and transferee of any Outstanding Notes and the date of such transfer. The Company will arrange for The Altman Group, Inc. to act as information agent and depositary (the “Information Agent”) in connection with the Exchange Offer and shall direct the Information Agent to advise the Dealer Manager at least daily as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request. In addition, the Company hereby authorizes the Dealer Manager to communicate with the Information Agent with respect to matters relating to the Exchange Offer.
     (f) The Company shall furnish the Dealer Manager or cause the trustee or registrar for the Outstanding Notes to furnish the Dealer Manager, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of Outstanding Notes as of the date or dates specified by the Dealer Manager and the beneficial Holders of the Outstanding Notes as of such date or dates, together with their addresses and the principal amount of Outstanding Notes beneficially held by them. In addition, the Company shall update such information from time to time during the term of this Agreement as reasonably requested by the Dealer Manager, but only to the extent such information is reasonably available to the Company within the time constraints specified. The Dealer Manager agrees to use such information only in connection with the Exchange Offer and not to furnish such information to any persons except in connection with the Exchange Offer and in accordance with Section 8 hereof.
     (g) The Company has prepared and filed with the SEC, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), a registration statement on Form S-4 (Reg. No. [- ]), including the Preliminary Prospectus, covering the registration of the New Notes. The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the final prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents that are filed by the Company with the SEC pursuant to the Exchange Act, as amended, and the rules and regulations of the SEC promulgated thereunder and incorporated by reference into the Prospectus prior to the consummation of the Exchange Offer.
     (h) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the “Commencement Date”) it will file, with the SEC under the Exchange Act a tender offer statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein.
     (i) The Offering Documents have been or will be prepared and approved by, and their accuracy and completeness are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use commercially reasonable efforts to disseminate the Offering Documents to each registered holder of any Outstanding Notes, on or as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date hereof, under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer (the “Expiration Date”), the Company shall use its reasonable best efforts to cause copies of such Offering Documents and a return envelope to be mailed to each person who becomes a holder of record of any Outstanding

Notes prior to such date. The Company acknowledges and agrees that Dealer Manager may use the Offering Documents as specified herein without assuming any responsibility on its part for independent verification of any information therein and the Company represents and warrants to Dealer Manager that such Dealer Manager may rely on the accuracy and completeness of all of the Offering Documents and any other information delivered to Dealer Manager by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company. The Dealer Manager agrees that it will not, without the consent of the Company, disseminate any materials for or in connection with the solicitation of the holders of Outstanding Notes other than the Offering Documents.
     (j) The Company agrees to provide Dealer Manager with as many copies as it may reasonably request of the Offering Documents. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality, including the National Association of Securities Dealers Inc. (the “NASD”), of any Offering Documents, it will submit copies of such materials to the Dealer Manager and its counsel and will give reasonable consideration to the Dealer Manager’s and its counsel’s comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the SEC of any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus or the other Offering Documents. The Company shall not file any such amendment or supplement to which the Dealer Manager, after consultation with counsel, shall reasonably object, unless in the opinion of counsel to the Company, such filing is required pursuant to applicable law or regulation, in which case, such filing shall not be made until the Dealer Manager and its counsel shall have been consulted.
     (k) The Company authorizes the Dealer Manager to use the Offering Documents in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Offering Documents to be transmitted generally to the holders of Outstanding Notes.
     (l) The Company agrees to advise the Dealer Manager promptly of (i) the occurrence of any event which, in the reasonable judgment of the Company or its counsel, could cause or require the Company to withdraw, rescind or modify the Offering Documents or to withdraw, rescind or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange Outstanding Notes for the Exchange Offer Consideration pursuant to the Exchange Offer, (ii) its awareness of the issuance by any regulatory authority of any comment or order or the taking by any regulatory authority of any other action concerning the Exchange Offer (and, if in writing, will furnish the Dealer Manager with a copy of any such comment or order), (iii) its awareness of any material adverse developments in connection with the Exchange Offer and (iv) any other information relating to the Exchange Offer, the Offering Documents or this Agreement which the Dealer Manager may from time to time reasonably request. In addition, if any event occurs as a result of which any Offering Documents will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time such material is delivered or is to be delivered to a Holder, not misleading, the Company shall, promptly upon becoming aware of any such event, advise the Dealer Manager of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Offering Documents to the Dealer Manager, so that the statements in such Offering Documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein at the time such material is delivered or is to be delivered to a Holder, not misleading, and the Dealer Manager agrees not to use the Offering Documents, in such case, until the Offering Documents are supplemented or amended.
     (m) Except as otherwise required by law or regulation, the Company will not use or publish any material in connection with the Exchange Offer, other than the Offering Documents, or refer to the Dealer Manager in any such material, without the prior approval of the Dealer Manager (which shall not be unreasonably withheld). The Company, upon receiving such approval, will promptly furnish the Dealer Manager with as many copies of such approved materials as the Dealer Manager may reasonably request. The Company will promptly inform the Dealer Manager of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated or threatened with respect to the Exchange Offer. The Dealer Manager agrees that it will not make any statements in connection with the Exchange Offer other than the statements that are set forth in, or derived from, the Offering Documents without the prior consent of the Company.
     (n) The Company agrees to exchange, in accordance with the terms of the Offering Documents, Exchange Offer Consideration to the Holders entitled thereto, subject to the right of the Company to withdraw or amend the Exchange Offer as stated in the Offering Documents. The Company agrees not to exchange any Outstanding Notes during the term of the Exchange Offer except pursuant to and in accordance with the Exchange Offer or as otherwise agreed in writing by the parties hereto and permitted under applicable laws and regulations.
     (o) The Company will comply in all material respects with the Exchange Act, the Act and the Trust Indenture Act of 1939, as, amended, and the rules and regulations of the Commission thereunder (the “TIA”), in each case, relating to the Exchange Offer to the extent applicable.
     (p) The Company agrees that any reference to the Dealer Manager in any release, communication, or other material is subject to the Dealer Manager’s prior written approval (which approval will not be unreasonably withheld). If the Dealer Manager resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to the Dealer Manager despite any prior written approval that may have been given therefor, except as otherwise required by law (in which case the ap-

propriate party shall so advise the Dealer Manager in writing prior to such use and shall consult with the Dealer Manager with respect to the form and timing of disclosure).
     (q) No statements made or advice rendered by the Dealer Manager in connection with the services performed by the Dealer Manager pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by, the Company or any person or entity controlling, controlled by or under common control with, the Company or any director, officer, member, manager, employee, agent or representative of any such person, without the prior written authorization of the Dealer Manager, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise the Dealer Manager in writing prior to such use and shall consult with the Dealer Manager with respect to the form and timing of disclosure).
          SECTION 2. Compensation and Expenses.
          (a) In consideration of services provided hereunder, the Company shall pay the Dealer Manager a success fee in an amount equal to $2.00 per $1,000 principal amount of Notes exchanged in the Exchange Offer, such fees to be due and payable only in the event and at the time that the Company exchanges New Notes for Outstanding Notes validly tendered and delivered pursuant to the Exchange Offer.
          (b) Whether or not any Outstanding Notes are exchanged pursuant to the Exchange Offer, the Company shall pay all reasonable expenses incurred in connection with the preparation, printing, mailing and publishing of the Offering Documents, and all amounts payable to securities dealers (including the Dealer Manager), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Offering Documents to their customers and all other expenses of the Company in connection with the Exchange Offer and shall reimburse the Dealer Manager for all reasonable out-of-pocket expenses incurred by the Dealer Manager in connection with its services as Dealer Manager under this Agreement including for the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel to the Dealer Manager.
          SECTION 3. Termination.
          (a) This Agreement may be terminated by the Company or the Dealer Manager upon 10 days’ prior written notice; provided, however, that the Dealer Manager will be entitled to the reimbursement of its expenses as set forth in Section 2(b) above in the event of any such termination regardless of whether or not it was the party that initiated such termination. Notwithstanding the foregoing, the Company shall not be required to reimburse the Dealer Manager for its expenses in the event that the Company terminates this Agreement solely as a result of the gross negligence or willful misconduct of the Dealer Manager. In the event that, at any time within 24 months after any termination of this Agreement by the Company, the Company (or any of its affiliates) undertakes and consummates an offer or offers in a form similar to the Exchange Offer in a transaction or series of transactions in which Wachovia did not act as the exclusive dealer manager to the Company or its affiliate, then Wachovia will be entitled to its full fees described in Section 2 above with respect to that transaction.
          (b) Subject to Section 9 hereof, this Agreement may be terminated by the Dealer Manager, at any time upon notice to the Company, if (i) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn by the Company for any reason, (ii) the Company does not comply in all material respects with any covenant specified in Section 1 hereof or (iii) the Company shall file with the SEC, publish, send or otherwise distribute any amendment or supplement to the Offering Documents and any such document (a) has not been previously submitted to the Dealer Manager for its and its counsel’s comments or (b) has been so submitted, and the Dealer Manager or its counsel have made reasonable comments that have not been reflected in a manner reasonably satisfactory to the Dealer Manager or its counsel.
          SECTION 4. Representations and Warranties by the Company. The Company represents and warrants to the Dealer Manager, as of the date hereof, as of each date that any Offering Documents are published, sent, given or otherwise distributed, throughout the continuance of the Exchange Offer and as of the Exchange Date, that:
     (a) The Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Act and has been filed with the SEC as of the Commencement Date. Such amendments to such Registration Statement, the Preliminary Prospectus and Prospectus will have been similarly prepared and filed with the SEC; and the Company will file such additional amendments to such Registration Statement, the Preliminary Prospectus and Prospectus as may hereafter be required. Copies of such Registration Statement, the Preliminary Prospectus and Prospectus, including all amendments thereto and all Incorporated Documents (as defined below), have been or, if filed after the Commencement Date, will be, delivered or made available to the Dealer Manager and its counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of the Company, are threatened by the SEC. The Exchange Offer satisfies the conditions for use of Form-S-4.
     (b) The Schedule TO has been prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and has been or will be, upon commencement of the Exchange Offer, filed with the SEC; and the Company will file such amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be, delivered or made available to the Dealer Manager and its counsel.
     (c) (i) Each of the Offering Documents, including the Registration Statement, the Preliminary Prospectus, the Prospectus and the Schedule TO, comply and, as amended or supplemented, if applicable, will comply, in all material respects, with the Act, the Exchange Act and the TIA; and the documents incorporated by reference into each of the Offering Documents (collectively, the “Incorporated Documents”) complied as of the date of filing with the SEC, in all material respects with all applicable requirements of the Act and the Exchange Act; (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectus, the Prospectus or the other Offering Documents (including the Incorporated Documents) at the Commencement Date and at all times at or prior to the Exchange Date contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 4(c) do not apply to (A) statements or omissions in the Offering Documents, including the Registration Statement, the Preliminary Prospectus or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein or (B) information which shall constitute the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture; and (iv) there are no agreements, leases, contracts or other documents required to be described in the Prospectus or Schedule TO or to be filed as exhibits to the Registration Statement or Schedule TO which have not been so described or filed.
     (d) The Incorporated Documents, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Preliminary Prospectus and the Prospectus, as the case may be, at the time the Registration Statement and any amendments thereto become effective and at the Commencement Date and the Exchange Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) The Company has not distributed and will not distribute, prior to the later of the Exchange Date and the completion of the distribution of cash and the New Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Offering Documents.
     (f) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and each of the Company’s subsidiaries has been duly incorporated or otherwise formed and is validly existing as a corporation, partnership, limited liability company or other legal entity and in good standing under the laws of its jurisdiction of incorporation or formation and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business in and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and is not subject to liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial posi-

tion, members’ or stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (g) The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder and to make the Exchange Offer in accordance with its terms.
     (h) The Class A Common Stock conforms in all material respects to the description thereof in the Preliminary Prospectus and will conform in all material respects to the description thereof in the Prospectus and, upon issuance, will be duly and validly authorized and issued, fully paid and non-assessable and will be issued free and clear of all liens, encumbrances, equities or claims.
     (i) The Company has taken all necessary corporate action to authorize the making of the Exchange Offer and the execution, delivery and performance by the Company of this Agreement and, prior to the Exchange Date, shall have taken all necessary corporate action to authorize the exchange of cash and New Notes for the Outstanding Notes pursuant to the Exchange Offer and all other actions contemplated in the Offering Documents; and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Dealer Manager, this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.
     (j) The New Notes, when and if issued, will be in the form contemplated by the Indenture, will conform in all material respects to the description thereof in the Prospectus, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to the exchanging Holders of Outstanding Notes in connection with the consummation of the Exchange Offer in accordance with the terms of the Offering Documents, will be duly executed, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations and (iv) with respect to any rights to indemnity and contribution, federal and state securities laws.
     (k) The Second Supplemental Indenture (A) has been duly authorized, and when executed and delivered by the Company, will constitute a valid and binding obliga-

tion of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations and (iv) with respect to any rights to indemnity and contribution, federal and state securities laws and (B) conforms in all material respects to the requirements of the TIA and the rules and regulations thereunder.
     (l) The Company will conduct the Exchange Offer in compliance in all material respects with the Exchange Act.
     (m) The financial statements, together with the related schedules and notes, contained in the Offering Documents and the Incorporated Documents present fairly, in accordance with generally accepted accounting principles (“GAAP”), the consolidated financial position, results of operations, stockholder’s equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they relate; and such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein.
     (n) None of the Company or any of its subsidiaries is (i) in violation of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of their properties or assets is subject, or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets except for, in the case of the foregoing clauses (ii) and (iii) such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (o) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with or result (or with the passage of time would result) in a breach or violation of, or constitute a default under, (i) any of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) any law, rule or regulation or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets except for, in the case of the foregoing clauses (ii) and (iii) such conflict, breach, violation or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (p) No consent, approval, authorization or order of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body is required for the making of the Exchange Offer, the exchange of cash and the New Notes for the Outstanding Notes pursuant to the Exchange Offer, the execution, delivery and performance of any of the Transaction Documents or the consummation of the other transactions contemplated in this Agreement, except (i) such as have been obtained on or prior the Exchange Date, and (ii) such as may be required under the Act, the Exchange Act, state securities or “Blue Sky” laws or foreign securities laws in connection with the purchase and distribution of the New Notes, and as may be required from the NASD.
     (q) The outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Preliminary Prospectus and as will be set forth in the Prospectus, free and clear of all liens, encumbrances, equities or claims. The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and as will be set forth in the Prospectus; since the date indicated in the Preliminary Prospectus and as will be set forth in the Prospectus, except as disclosed in the Preliminary Prospectus and as will be set forth in the Prospectus or changes occurring in the ordinary course of business, there has been no material change in the consolidated capitalization of the Company (other than changes in outstanding common stock resulting from subsequent issuances, if any, pursuant to the Exchange Offer or pursuant to employee or director benefit plans, including deferred compensation plans, dividend reinvestment and stock purchase or stock option plans, in each case existing on the date hereof).
     (r) Except as disclosed in the Preliminary Prospectus and as will be set forth in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Class A Common Stock and (iii) there are no restrictions upon transfer of Class A Common Stock pursuant to the Company’s certificate of incorporation or bylaws.
     (s) Except as disclosed in the Preliminary Prospectus and as will be set forth in the Prospectus, the Company has not taken any action designed to, or likely to have the effect of, terminating the registration of Class A Common Stock under the Exchange Act or delisting shares of Class A Common Stock from the Nasdaq Global Select Market, and the Company has not received any notification that the SEC or the NASD is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Select Market for maintenance or inclusion of the shares of Class A Common Stock thereon.
     (t) The statements in the Preliminary Prospectus and as will be set forth in the Prospectus under the heading “Description of Material Indebtedness”, “Description of Capital Stock”, “Description of the New Notes” and “Material United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein, are accurate in all material respects.
     (u) The Transaction Documents conform or will conform in all material respects to the descriptions thereof in the Offering Documents.
     (v) Other than as set forth in the Preliminary Prospectus and as will be set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely with respect to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge and, except as disclosed in the Preliminary Prospectus and as will be set forth in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (w) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements that will be included in the Preliminary Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus and as will be set forth in the Prospectus, except for such events as would not reasonably be expected to have a Material Adverse Effect; and, since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any change in the capital stock or limited liability company interests or long-term debt of the Company or any of its subsidiaries or any change or development that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Preliminary Prospectus and as will be set forth in the Prospectus.
     (x) Each of the Company and its subsidiaries carries insurance (including, without limitation, self-insurance) in such amounts and covering such risks as in the reasonable determination of the Company is adequate for the conduct of its business and the value of its properties.
     (y) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Company or its subsidiaries which is pending or, to the Company’s knowledge, threatened which would, individually or in the aggregate, have a Material Adverse Effect.
     (z) The Company is not, nor after giving effect to the Exchange Offer will be, an “investment company” or any entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (aa) Prior to the date hereof, none of the Company or any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the Exchange Offer.
     (bb) KPMG LLP, who has certified the annual financial statements that will be included in the Prospectus, is a firm of independent public accountants as required by the Act and the rules and regulations of the SEC thereunder, based upon representations by such firm to the Company.
     (cc) Except as described in the Preliminary Prospectus and as will be set forth in the Prospectus, the Company and its subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use its respective properties and assets and to conduct their respective businesses in the manner described in the Preliminary Prospectus and as will be set forth in the Prospectus, except to the extent that the failure to so obtain, declare or file would not, individually or in the aggregate, have a Material Adverse Effect.
     (dd) Each of the Company and its subsidiaries has filed (or obtained currently valid extensions from filing ) all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon, except where the failure to so file such returns or so pay would not, individually or in the aggregate, have a Material Adverse Effect; and there is no tax deficiency that has been asserted against the Company or any of its subsidiaries (other than those which the amount or validity thereof are currently being challenged in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity) that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
     (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ff) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, li-

censes or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
     (gg) Immediately after the consummation of this Exchange Offer (including after giving effect to the execution, delivery and performance of this Agreement and the exchange of cash and New Notes for the Outstanding Notes), (i) the fair market value of the assets of the Company, on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the assets of the Company, on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (iii) the Company, on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries, as such debts respectively mature or otherwise become absolute or due; and (iv) the Company, on a consolidated basis with its subsidiaries, does not have and will not have unreasonably small capital with which to conduct its respective operations.
     (hh) Since the end the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated).
     (ii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, as the case may be, any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus, as the case may be; and, since the date as of which information is given in the Preliminary Prospectus and the Prospectus, as the case may be, there has not been (x) any increase, or any known development involving a prospective increase in the Company’ consolidated reserve for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its Subsidiaries that are significant subsidiaries within the meaning of Rule 405 of the Securities Act (“Significant Subsidiaries”) or any increase in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect.
     (jj) There is, and has been, no failure on the part of the Company or its subsidiaries, or to the Company’s knowledge, any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

     (kk) The statistical and market-related data that are included in the Preliminary Prospectus and will be included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
     (ll) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the tendered notes representing the Outstanding Notes between depository participants and the Exchange Agent.
     (mm) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities held by such person in the Registration Statement.
          The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Dealer Manager Indemnified Person (as defined in Section 7) or (ii) any termination, expiration or cancellation of this Agreement.
          SECTION 5. Conditions and Obligations. The obligation of Wachovia to act as Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:
     (a) For the period from and after effectiveness of this Agreement and prior to the Exchange Date: (i) the Company shall have filed the Registration Statement with the SEC not later than the date hereof and the Registration Statement shall become effective prior to the Exchange Date; and (ii) no stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the SEC.
     (b) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Exchange Offer shall be true and correct.
     (c) The Company at all times during the Exchange Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.
     (d) Counsel of the Company, shall have delivered to the Dealer Manager an opinion, prior to the Commencement Date and on the Exchange Date, substantially in the form of Exhibit C hereto.
     (e) No stop order, restraining order or injunction has been issued by the SEC or any court, and no litigation shall have been commenced or threatened before the SEC or any court, with respect to (i) the making or the consummation of the Exchange Offer, (ii) the execution, delivery or performance by the Company of this Agreement or (iii) any of the transactions in connection with, or contemplated by, the Offering Documents which the Dealer Manager after consultation with its legal counsel and in good faith believes makes it inadvisable for the Dealer Manager to continue to render services pursu-

ant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Manager so to act, or continue so to act, as the case may be.
     (f) At the Exchange Date, there shall have been delivered to the Dealer Manager, on behalf of the Company, a certificate of the Chairman, Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated the Exchange Date, and stating that the representations and warranties set forth in Section 4 hereof are true and accurate as if made on such Exchange Date.
     (g) At the Commencement Date and at the Exchange Date, the Company shall have requested and caused KPMG LLP to furnish to the Dealer Manager, comfort letters, dated respectively as of the Commencement Date and as of the Exchange Date, in form and substance reasonably satisfactory to the Dealer Manager.
     (h) The Company shall have advised the Dealer Manager promptly of (i) the occurrence of any event which, could cause the Company to withdraw, rescind or modify the Offering Documents, to withdraw, rescind or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange cash and New Notes for the Outstanding Notes under the Exchange Offer, (ii) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will have furnished the Dealer Manager with a copy thereof), (iii) its awareness of any material litigation or administrative or similar proceeding which is initiated or threatened in writing with respect to the Exchange Offer and (iv) any other information relating to the Exchange Offer, the Offering Documents or this Agreement which the Dealer Manager may from time to time reasonably request.
     (i) At the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement.
     (j) At the Commencement and at the Exchange Date, the Company shall have obtained good standing certificates for the Company and each of the material subsidiaries listed on Exhibit D.
     (k) On or prior to the Exchange Date, the Company and the Trustee shall have entered into the Second Supplemental Indenture.
          SECTION 6. Covenants of the Company.
          (a) The Company will use its commercially reasonable efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the Exchange Date; to promptly advise the Dealer Manager in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC relating to the Exchange Offer, including in relation to the Registration Statement, any prospectus or any other Offering Documents, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any amendment or supplement to any prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report filed under the Exchange Act) or any amendment to or additional Offering Documents, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of (A) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, (B) any order preventing or suspending the use of any prospectus or any other Offering Documents, (C) the occurrence of any event which would cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Outstanding Notes tendered pursuant to the Exchange Offer, or (D) any proceedings to remove, suspend or terminate from listing or quotation the New Notes or the Class A Common Stock from any securities exchange upon which the relevant securities are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), as applicable, under the Securities Act.
          (b) The Company will comply in all material respects with the Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer, the Offering Documents and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Preliminary Prospectus or the Prospectus, as the case may be, is required by the Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager or counsel for the Company, to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus, as the case may be, or any other Offering Documents in order that such Prospectus or such other Offering Documents will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Offering Documents, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Documents to comply with the requirements of the Act or Exchange Act, the Company will promptly prepare, file with the SEC, subject to Section 1(k) hereof, and furnish, at its own expense, to the Dealer Manager and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Manager) by which Outstanding Notes may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Documents comply with such requirements.
          (c) The Company will make generally available to its security holders and to the Dealer Manager an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the SEC thereunder.
          (d) The Company will not amend or supplement the Offering Documents, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior consent of the Dealer Manager (which consent will not be unreasonably withheld or delayed); provided, however, that, prior to the earlier of the Exchange Date or the date of termination of the Exchange Offer, the Company will not file any document under the Exchange Act that is incorporated by reference in the Offering Documents unless, a reasonable time prior to such proposed filing, the Company has furnished the Dealer Manager with a copy of such document for its review and have provided the Dealer Manager with a reasonable opportunity to review such materials and provide comments to the Company. The Company will promptly advise the Dealer Manager when any document filed under the Exchange Act that is incorporated by reference in the Offering Documents shall have been filed with the SEC.
          (e) Prior to the issuance of the New Notes, the Company will use commercially reasonable efforts to obtain the registration or qualification of the New Notes under the securities or Blue Sky laws of such U.S. jurisdictions as may be required for the consummation of the Exchange Offer. The Company will promptly advise the Dealer Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any U.S. jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (f) The Company will cooperate with the Dealer Manager and use its best efforts to permit the New Notes to be eligible for clearance and settlement through DTC.
          SECTION 7. Indemnification. In consideration of the engagement hereunder, the Company shall indemnify and hold the Dealer Manager harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.
          SECTION 8. Confidentiality. The Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to a requirement of applicable law or regulation or the order or request of any court or administrative, regulatory or similar proceeding, (ii) upon the request of any regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates, (iii) to the extent that such information becomes publicly available (which shall include the mailing or delivery of the Offering Documents to holders of the Outstanding Notes) other than by reason of disclosure by the Dealer Manager in violation of this Section 8, and (iv) to its employees, legal counsel, independent auditors and other experts or agents (its “Representatives”), as well as its affiliates as set forth in Section 14(c), in each case, who need to know such information in connection with the transactions contemplated hereby and are informed of the confidential nature of such information. The Dealer Manager shall be responsible for compliance by its Representatives with this Section 8. Notwithstanding anything to the contrary contained herein, Wachovia and the Company shall be permitted to disclose to any person the tax treatment and tax structure of any transaction contemplated by this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such transaction.

          SECTION 9. Survival. The agreements contained in this Section 9, in Sections 2, 3, 7, 8, 10, 11 and 12 and Annex A hereof hereto and the representatives and warranties of the Company set forth in Section 4 hereof shall survive any termination, expiration or cancellation of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of the Company, the Dealer Manager or any Indemnified Person and shall survive the termination of the Exchange Offer.
          SECTION 10. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK IN ANY ACTION OR PROCEEDING RELATED TO THIS AGREEMENT (EXCEPT THAT A JUDGMENT OBTAINED IN SUCH COURTS MAY BE ENFORCED IN ANY JURISDICTION).
          SECTION 11. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and shall be deemed given when received:
If to the Company:
Lamar Advertising Company
5551 Corporate Blvd.
Baton Rouge, Louisiana 70808
Attention: General Counsel
with a copy to:
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199
Attention: Stacie S. Aarestad, Esq.
If to the Dealer Manager:
Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28202
Attention: [          ]

with a copy to:
Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Fax: 212-269-5420
Attention: James J. Clark
          SECTION 12. Advertisements. The Company agrees that after the date on which the transactions contemplated by the Offering Documents are consummated, the Dealer Manager shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, subject to the Company’s prior approval, which approval shall not be unreasonably withheld or delayed.
          SECTION 13. Exclusivity. For so long as Wachovia is acting as the Dealer Manager for the Exchange Offer, the Company and its affiliates shall not directly or indirectly initiate or participate in any discussion or other contacts with the Holders, or solicit any inquiries or indications from Holders, concerning the Exchange Offer, except through Wachovia.
          SECTION 14. Miscellaneous.
          (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.
          (b) This Agreement is solely for the benefit of the Company, the Dealer Manager, the Dealer Manager Indemnified Persons and their respective successors, heirs and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement.
          (c) The Dealer Manager may (subject to and in accordance with Section 8 hereof) share any information or matters relating to the Company, the Exchange Offer and the transactions contemplated hereby with its affiliates and such affiliates may likewise share information relating to the Company with the Dealer Manager. The Dealer Manager shall be responsible for compliance by its affiliates with the terms of this Agreement.
          (d) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
          (e) This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any such attempted assignment shall be void and of no effect; provided, however, that nothing contained in this paragraph shall prohibit the Dealer Manager from making an assignment to a wholly owned subsidiary.
          (f) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.
[The remainder of this page intentionally left blank.]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Manager the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

Very truly yours,

WACHOVIA CAPITAL MARKETS, LLC

By:

Name:
Title:

Accepted and agreed to
as of the date first written above:

LAMAR ADVERTISING COMPANY

By:

Name:
Title:

Exhibit A
[Prospectus]

A-1

Exhibit B
[Letter of Transmittal]

B-1

Exhibit C
[Form of Company Counsel Opinion]
          (a) The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Offering Documents. The Company has all corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the Exchange Offer in accordance with their respective terms.
          (b) The Company has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offer and the execution, delivery and performance by the Company of this Agreement, the New Notes and the Indenture.
          (c) This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by the Dealer Manager, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
          (d) The Indenture (i) has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by the Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (ii) conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations thereunder.1

[1]	This opinion to be given on the Exchange Date only.

          (e) The New Notes have been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the Trustee in accordance with the terms of the Indenture and when delivered to the exchanging Holders of Outstanding Notes in connection with the consummation of the Exchange Offer in accordance with the terms of the Offering Documents, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.2
          (f) The execution and delivery of the Dealer Manager Agreement and the making of the Exchange Offer by the Company on the terms and conditions specified in the Registration Statement: (i) do not and will not violate (I) the charter or bylaws of the Company, (II) the Indenture or (III) any document filed by the Company with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-K for the year ended December 31, 2006 or to any Form 10-Q or Form 8-K filed on or after January 1, 2007; and (ii) do not and will not violate any existing law, regulation, or “rule” (assuming compliance with all applicable state securities laws), judgment, injunction, order or decree known to us and applicable to the Company or any of its subsidiaries or any of their respective properties.
          (g) To the best of our knowledge and other than as set forth in the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of their subsidiaries is party or of which any property of the Company or any of their subsidiaries is the subject, of a character required to be disclosed in a registration statement on Form S-4, which is not disclosed in the Registration Statement; and, to our knowledge and other than as set forth in the Registration Statement, no such proceedings are overtly threatened by governmental authorities or by others.
          (h) The issue of the New Notes and the compliance by the Company with all the provisions of the New Notes and the Offering Documents and the consummation of the transactions therein contemplated will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Company.
          (i) The execution and delivery of the Dealer Manager Agreement and the making of the Exchange Offer by the Company on the terms and conditions specified in the

[2]	This opinion to be given on the Exchange Date only.

Registration Statement or referred to therein do not and will not violate Regulation 14D under the Exchange Act.
          (j) Insofar as the statements set forth in the Registration Statement under the captions “Description of Material Indebtedness” and “Description of Capital Stock” purport to describe specific provisions of the documents referred to therein, such statements present in all material respects an accurate summary of such provisions. To the extent that the statements set forth in the Registration Statement under the caption “Material United States Federal Income Tax Considerations” purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provision.
          (k) Assuming the accuracy of the representations and warranties of the Company and compliance by it with the agreements set forth in the Dealer Manager Agreement and the limitations and restrictions contained in the Registration Statement and the Letter of Transmittal, no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or any of its subsidiaries in connection with the making of the Exchange Offer, the exchange of the New Notes and cash for the Outstanding Notes pursuant to the Exchange Offer or the execution and delivery of, and performance by the Company of its obligations under, the Dealer Manager Agreement, except such as may be required under the Securities Act and applicable state securities laws.
          (l) None of the Company or its subsidiaries is, or will be after giving effect to the transactions contemplated by the Registration Statement, required to be registered as an investment company under the Investment Company Act of 1940, as amended.
          In connection with the above opinion, we have reviewed (a) the Registration Statement, including the information incorporated therein by reference as updated or superseded as provided therein, [(b)] the preliminary prospectus forming a part thereof (the “Preliminary Prospectus”) [and (c) the final prospectus forming a part thereof (the “Prospectus”)]. We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company, the Dealer Manager and counsel for the Dealer Manager and others in the course of the preparation by the Company of the Registration Statement, the Preliminary Prospectus and the Prospectus, at which conference the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related other matters were discussed. Although we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, no facts have come to our attention that lead us to believe that the Registration Statement, the Preliminary Prospectus and Prospectus, as of their respective dates and the date hereof, and the Incorporated Documents as of their respective filing dates and the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no opinion or belief with respect to the financial statements and the Schedules or other financial data included or incorporated by the reference therein.

EXHIBIT D
Material Subsidiaries
1. Lamar Media Corp.
2. The Lamar Company, LLC
3. Lamar Texas Limited Partnership
4. Lamar Central Outdoor, LLC

D-1

Annex A
     Indemnification and Contribution
     The Company shall indemnify and hold harmless the Dealer Manager, its affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities and expenses whatsoever (collectively, “Losses”) to which any such Indemnified Party may become subject, caused by, relating to, arising out of or based upon:
          (a) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, except, in the case of this clause (a), with respect solely to information relating to the Dealer Manager Information (as defined below);
          (b) any actions taken or omitted to be taken by an Indemnified Party pursuant to the Agreement or with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company;
          (c) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement; or
          (d) the transactions contemplated by the Agreement or the performance by the Dealer Manager of its obligations thereunder or services contemplated thereby, or any pending or threatened action, claim, litigation, investigation (including, without limitation, any governmental or regulatory investigation) or proceedings relating to the foregoing (each and collectively, “Proceedings”), except, in the case of this clause (c), to the extent such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from gross negligence or willful misconduct of such Indemnified Party, regardless of whether any such Indemnified Party is a party thereto, and to reimburse such Indemnified Party for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company.
               As used herein, the term “Dealer Manager Information” shall mean the written information furnished by or on behalf of Wachovia relating to Wachovia in its role as Dealer Manager to the Company by the Dealer Manager expressly for use in the Offering Documents, which in this case, shall be solely the name and address of the Dealer Manager as provided on the back cover of the Preliminary Prospectus and Prospectus, as the case may be.

Annex A-1

     No Indemnified Party shall have any liability to the Company or any officer, director, counsel, agent, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for Losses that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct.
     In case any Proceeding shall be brought or asserted against any Indemnified Party with respect to which indemnity may be sought from the Company hereunder, such Indemnified Party shall promptly notify the Company in writing; provided that (a) the failure to give such notice shall not relieve the Company of its obligations pursuant to this Annex A unless and only to the extent it is found in a final, non-appealable judgment by a court of competent jurisdiction that such failure to give notice results in the loss or compromise of any material rights or defenses of the Company, and (b) such failure to notify the Company will not relieve the Company from any liability which it may have to such Indemnified Party otherwise than on account of this Annex A. Upon receiving such notice, the Company will be entitled to participate in any such Proceeding and to assume at its sole expense the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after written notice from the Company to such Indemnified Party of its election so to assume the defense thereof (which notice shall be delivered no later than 15 business days after receipt of the notice from the Indemnified Party of such Proceeding), the Company shall not be liable to such Indemnified Party hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the Proceedings, (ii) the Company agrees in writing to pay such fees and expenses, (iii) the Company fails to assume such defense within the 15 business days specified above, or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Company or its affiliates and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company or its affiliates (in which case, if such Indemnified Party notifies the Company, in writing, the Company shall not have the right to assume the defense thereof); it being understood, however, that the Company shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties, which firm shall be designated in writing by the Dealer Manager.
     The Company shall not, without the prior written consent of the Dealer Manager, settle, compromise or consent to the entry of any judgment in any Proceeding in respect of which indemnification has been sought pursuant to this Annex A, unless such settlement, compromise or consent includes an unconditional release from the party bringing such Proceeding of each Indemnified Party from all liability arising out of such Proceeding and does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any In-

Annex A-2

demnified Party. The Company shall not be liable for any settlement of any Proceeding effected by an Indemnified Party without the Company’s written consent but if settled with such consent, the Company agrees, subject to the provisions of this Annex A, to indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement.
     If for any reason the foregoing indemnification is held unenforceable or otherwise unavailable to any Indemnified Party or insufficient to hold it harmless (other than in accordance with the terms of this Annex A), then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect (a) the relative benefits received by the Company or any subsidiary or any parent thereof, on the one hand, and such Indemnified Party on the other hand, or (b) if (but only if) the allocation provided by clause (a) above is unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company or any subsidiary or parent thereof, on the one hand, and such Indemnified Party on the other hand, as well as any relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company or any subsidiary or any parent thereof (including their affiliates, officers, directors, employees, agents and controlling persons), on the one hand, and the Dealer Manager (including their affiliates, officers, directors, employees, agents and controlling persons), on the other hand, shall be deemed to be in the same proportion as (i) the greater of (x) the aggregate principal amount of all the Notes subject to the Offer and (y) the maximum possible consideration proposed to be offered by the Company in connection with the Offer bears to (ii) the fee actually paid to the Dealer Manager pursuant to this Agreement. The relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company or its affiliates or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, to the extent permitted by applicable law, in no event shall the Indemnified Parties be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by the Dealer Manager under this Agreement.
     The indemnity, reimbursement and contribution obligations of the Company under this Annex A shall be in addition to any liability which the Company may otherwise have to an Indemnified Party at common law or otherwise, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any such Indemnified Party. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.
     Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement.

Annex A-3